Exhibit 99.2 Tipping the balance in favor of the immune system to fight cancer Corporate Presentation | March 2025 NASDAQ: CADL

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this presentation, including express or implied statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management and expected market size, plans and timelines for the preclinical and clinical development of our product candidates, including the therapeutic potential, clinical benefits and safety profiles of such product candidates, expectations regarding timing, success and data announcements of ongoing preclinical studies and clinical trials, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “target,” “seek,” “predict,” “potential,” “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market size, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this presentation include, but are not limited to, statements about: the initiation, timing, progress, results, and cost of our research and development programs and our current and future preclinical and clinical studies, including those for CAN-2409 and CAN-3110, and statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and our research and development programs; the therapeutic benefit of our programs, including the potential for our programs to extend patient survival; our ability to efficiently discover and develop product candidates; our ability to initiate, recruit and enroll patients in and conduct our clinical trials at the pace that we project; our ability to obtain and maintain regulatory approval of our product candidates; our ability to compete with companies currently marketing or engaged in the development of treatments that our product candidates are designed to target; our reliance on third parties to conduct our clinical trials and to manufacture drug substance for use in our clinical trials; the size and growth potential of the markets for our product candidates and our ability to serve those markets; the ability and willingness of our third-party strategic collaborators to continue research and development activities relating to our development candidates and product candidates; our ability to obtain and maintain adequate intellectual property rights; our estimates of our future expenses, revenue, capital requirements or our need for or ability to obtain additional financing; our ability to continue as a going concern, the potential benefits of strategic collaboration agreements, our ability to enter into additional strategic collaborations or arrangements, and our ability to attract collaborators with development, regulatory and commercialization expertise; our financial performance; and developments and projections relating to our competitors or our industry. We caution the recipient not to place considerable reliance on the forward-looking statements contained in this presentation. The forward-looking statements in this presentation speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Certain information contained in this presentation relates to or is based on estimates, projections and other information concerning the Company’s industry, its business and the markets for its programs and product candidates and studies, publications, surveys and other data obtained from third-party sources and the Company's own internal estimates and research. While the Company believes these third-party sources to be reliable as of the date of this presentation, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, all of the market data included in this presentation involves a number of assumptions; there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. 2

Candel at a glance

CAN-2409: Off-the-shelf pan-solid tumor therapy, individualized anti-cancer immune response

- Positive phase 3 randomized, triple-blinded, placebo-controlled, clinical trial of CAN-2409 in intermediate-to-high-risk, localized prostate cancer
- Positive overall survival data from randomized phase 2a clinical trial of CAN-2409 in borderline resectable pancreatic ductal adenocarcinoma (PDAC)
- Proof of concept in NSCLC: mOS of 21.5 months in patients with progressive disease at baseline despite ICI (vs. published historical controls of mOS in PD-1 refractory population with SoC chemo of 9.8 – 11.8 mos), and evidence of systemic immune response
- Fast Track Designation in NSCLC, pancreatic cancer, and prostate cancer
- Orphan Drug Designation in pancreatic cancer
- "Pipeline in a product" strategy advancing multiple programs in several large indications
- BLA filing for CAN-2409 in prostate cancer expected in Q4 2026

CAN-3110: Oncolytic HSV-1 designed for tumor-specific replication

- Proof of concept in patients with recurrent high-grade glioma published in *Nature ("Clinical trial links oncolytic immunoactivation to survival in glioblastoma")*
- Fast Track Designation, Orphan Drug Designation
- Opportunity for creation of "pipeline in a product" by expansion into indications beyond brain cancers
- Upcoming catalyst:
  - Initial survival and immunological biomarker data expected in Q4 of 2025, evaluating repeat dosing regimen of CAN-3110

Corporate Highlights

- Experienced Executive Team and strong scientific support from high-profile Research Advisory Board
- Cash and cash equivalents of $102.7 million as of Dec 31, 2024; current expected runway into Q1 2027
- IP protection: CAN-2409 (2034, method of use); CAN-3110 (2036, composition of matter); potential 12 years regulatory exclusivity
- Low-cost manufacturing

CANDEL THERAPEUTICS

3

CAN-2409: Mechanism of action



1. CAN-2409 locally administered combined with oral prodrug
3. CAN-2409 induces CD8+ cytotoxic T cells
Valacyclovir
CAN-2409
Inflammatory mediators
Tumor antigens
Cytotoxic metabolite
Thymidine kinase enzyme
CAN-2409
Valacyclovir
Dendritic cell
B-cell
Macrophage
Fibroblast
T-cell
2. Localized cytolytic mechanism combined with proinflammatory viral particles
4. Local immunization yields systemic CD8+ T cell mediated response against injected tumor and uninjected metastases

CANDEL THERAPEUTICS

4

CAN-2409 is an investigational product and its mechanism of action in humans has not been definitively established. This depiction of the CAN-2409 mechanism of action is based on preclinical data and observations in clinical studies to date

CAN-2409: Replication-defective adenoviral gene construct engineered for in situ vaccination against pan-solid tumors

- > 1,000 patients dosed
- Fast Track Designation in prostate cancer, non-small cell lung cancer (NSCLC), and pancreatic ductal adenocarcinoma (PDAC)
- Orphan Drug Designation in PDAC
- Randomized controlled phase 3 clinical trial (n=745) in localized, intermediate-to-high-risk prostate cancer achieved primary endpoint (disease-free survival)
  - Conducted under Special Protocol Assessment (SPA)
- Proof of concept in patients with prostate cancer, NSCLC, and PDAC

- Monotherapy activity of CAN-2409 in NSCLC patient: Nearly 50% decrease in tumor volume in 3 weeks



Day 0
Tumor Dimensions: 148 x 40 x 82 mm
(10^{12} vp dose)



Day 22
Tumor Dimensions: 100 x 34 x 75 mm

5

CAN-2409 Lung Cancer Phase 2a clinical trial of CAN-2409 + continued immune checkpoint inhibitor (ICI) in stage III/IV NSCLC patients with an inadequate response to ICI Enabling work underway for anticipated phase 3 clinical trial (Protocol development, Scientific and Regulatory Advisory Boards, engagement with FDA) 6

CAN-2409: Non-small cell lung cancer opportunity

NSCLC cancer therapy global market was estimated to be $32B in 2023 and is expected to grow to $52B by 2028[1]

Incidence of advanced NSCLC in the US[2]



1st Line Drug Treated
110K
α-PD1 treated
69K
Progression @ 1 year
41K

CAN-2409 Target Label*

Indicated as adjunct to standard-of-care immune checkpoint inhibitor treatment (+/- chemotherapy) in stage III / IV NSCLC patients not responding to first-line or later ICI treatment

- Lung cancer is most common cancer in the US; NSCLC representing over 80% of all lung cancer (70-75% of these have non-squamous NSCLC)[3]
- Most NSCLC patients without actionable mutations are generally treated with immune checkpoint inhibitors (ICI) as 1st line treatment
- After one year of ICI, 60% of NSCLC patients will have progressive disease[4]
  - Standard of care (SoC) in these patients: docetaxel[5]
    - Median overall survival (mOS) with SoC chemo of 9.8 – 11.8 months[6]
- Significant opportunity to convert non-responders to ICI into responders to ICI

[1] EvaluatePharma, accessed May 2023
[2] SEER Cancer Statistics Factsheets, accessed Mar 2024
[3] American Cancer Society Website, accessed Mar 2024
[4] Gandhi L et al. NEJM 2018; 378:2078-92
[5] Reckamp K et al. J Clin Onc 2022;40:2295-2306
[6] Paz-Ares LG et al. J Clin Oncol 2024;42:2860-2872

CANDEL THERAPEUTICS

Note: *Based on Market research and interviews with 13 KOLs (8 US and 5EU) Dec. 2020

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Positive overall survival data in phase 2a NSCLC clinical trial

- Experimental treatment of CAN-2409 + valacyclovir in NSCLC patients with an inadequate response to ICI was well tolerated, with median overall survival (mOS)[1] of 24.5 months after only two administrations
- We observed mOS of 21.5 months in patients with progressive disease at baseline, markedly exceeding mOS reported in this population using standard of care chemotherapy (9.8 – 11.8 months)
- Longer tail of survival with 37% of patients alive > 2 years after CAN-2409 administration
- Potential for precision medicine approach in patients with the greatest unmet medical needs
    - mOS of 25.4 months after CAN-2409 treatment in non-squamous NSCLC patients (70-75% of patients) with progressive disease despite ICI
- 90% of the patients had stage IV disease; an abscopal effect was observed in ~two-thirds of the patients presenting with at least one uninjected lesion
    - This observation supports the hypothesis that only one or two tumors need to be injected to teach the immune cells how to recognize the patient's tumor and induce systemic and durable anti-tumor immunity associated with improved survival

CANDEL THERAPEUTICS

(1) The comparisons in mOS for NSCLC are not head-to-head.

8

Phase 2a clinical trial of CAN-2409 + continued ICI in stage III/IV NSCLC patients with an inadequate response to ICI

Stage III/IV non-resectable NSCLC with inadequate response to ICI

N=80
(40 per cohort)

→ **Cohort 1**
Stable Disease (after >18 wks ICI)

→ **Cohort 2**
Progressive Disease (after >18 wks ICI)

CAN-2409 and valacyclovir (2 courses) with continued standard of care: Anti-PD-1/PD-L1 +/- chemotherapy

March 2025 data

- Final overall survival data
- Long tail of survival
- Predictive biomarker of response (histology)
- Immunological biomarker data



Enrollment
ICI
ICI until progression
B
W2-3
W5-7
W8-9
W12
Q9 weeks. ....
1st CAN-2409 +VCV
Pre-treatment biopsy
2nd CAN-2409 +VCV
Post treatment biopsy
Blood for biomarkers
Blood for biomarkers and CT scan

CANDEL THERAPEUTICS

Note: ClinicalTrials.gov ID: NCT04495153

9

Bronchoscopic delivery of CAN-2409 is an extension of existing care for NSCLC patients

Most lung and thoracic lymph node lesions are accessible through outpatient bronchoscopic injection


21 mm

- Therapeutic delivery tool based on extensive experience with bronchoscopic biopsy, a routine outpatient procedure (~30 min, outpatient setting)
- Transbronchial needle injection (TBNI) presents similar complication rate as biopsy (extremely rare)
- Latest generation of TBNI includes ultrasound-guided transbronchial injection of lymph nodes and robotic bronchoscopy (already in use in phase 2a clinical trial of CAN-2409 in NSCLC)

CANDEL THERAPEUTICS

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DeMaio A, Sterman D. Eur Respir Rev 2020; 29: 200028

CONSORT diagram 11 AE= Adverse Events

Baseline demographics and characteristics: Per protocol population is representative of overall study population

	Enrolled n=76 (%)	Per protocol n=46 (%)
Age		
Median (Range)	67 years (43-88)	69 years (43-84)
Sex		
Female	34 (44.7%)	22 (47.8%)
Male	42 (55.3%)	24 (52.2%)
Race		
Black/African American	10 (13.2%)	7 (15.2%)
Asian	1 (1.3%)	1 (2.2%)
White	61 (80.3%)	37 (80.4%)
Unknown	4 (5.3%)	1 (2.2%)
Ethnicity		
Not Hispanic or Latino	67 (88.2%)	41 (89.1%)
Not reported	9 (11.8%)	5 (10.9%)
PD-L1 Expression		
<1%	35 (46.0%)	21 (45.7%)
1 - 49 %	17 (22.4%)	13 (28.3%)
≥ 50 %	20 (26.3%)	8 (17.4%)
Unknown	4 (5.3%)	4 (8.7%)
Stage		
Stage III	7 (9.2%)	6 (13.0%)
Stage IV	69 (90.8%)	40 (87.0%)

	Enrolled n=76 (%)	Per protocol n=46 (%)
Smoking History		
Never	7 (9.2%)	4 (8.7%)
Former	60 (78.9%)	38 (82.6%)
Current	9 (11.8%)	4 (8.7%)
Treatment Regiment at Enrollment		
Single ICI	53 (69.7%)	30 (65.2%)
ICI plus chemotherapy	23 (30.3%)	16 (34.8%)
ICI Regimen		
Durvalumab	3 (3.9%)	3 (6.5%)
Nivolumab	5 (6.6%)	3 (6.5%)
Pembrolizumab	68 (89.5%)	40 (87.0%)
Chemo Regimen at Enrollment		
Pemetrexed	23 (30.3%)	16 (34.8%)
None	53 (69.7%)	30 (65.2%)
Prior Lines of Treatment		
None	10 (13.2%)	6 (13.0%)
Platinum-based with pemetrexed	44 (57.9%)	26 (56.5%)
Platinum-based with taxane	15 (19.7%)	11 (23.9%)
Platinum-based and/or other	4 (5.3%)	3 (6.5%)
Unknown	3 (3.9 %)	0 (0%)

CANDEL THERAPEUTICS

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Study population: unfavorable prognostic factors at baseline PDL-1 expression Smoking Prior lines of therapy 5.3% 9.2% 13.2% 3.9% 11.8% 26.3% 5.3% 46.0% 57.9% 19.7% 78.9% 22.4% <1% 1-49% >50% Unknown Former Current Never Platinum-based Platinum-based Platinum-based with pemetrexed with taxane and/or other Unknown None Distant Metastatic Involvement, % (n=76) Liver 19.7 Bone 44.7 Brain 22.4 Adrenal 13.2 Other 15.8 2 or more locations 43.4 0 5 10 15 20 25 30 35 40 45 50 13

CAN-2409 demonstrated a generally favorable safety and tolerability profile Most common treatment-emergent related adverse events occurring in ≥ 5% patients, n=73 Grade: n (%) 1 2 3 4 Total Gastrointestinal disorders Diarrhoea 5 (7) 0 (0) 0 (0) 0 (0) 5 (7) Nausea 11 (15) 4 (5) 0 (0) 0 (0) 15 (21) Vomiting 4 (5) 2 (3) 0 (0) 0 (0) 6 (8) General disorders and administration site conditions • Most treatment-related AEs (TRAEs) grade 1-2 Chills 8 (11) 0 (0) 0 (0) 0 (0) 8 (11) Fatigue 16 (22) 7 (10) 0 (0) 0 (0) 23 (32) • Grade 3 TRAEs in < 5% of patients Influenza like illness 3 (4) 1 (1) 0 (0) 0 (0) 4 (5) Pyrexia 12 (16) 1 (1) 1 (1) 0 (0) 14 (19) • No DLTs or TRAEs ≥ grade 4 reported Investigations Aspartate aminotransferase increased 4 (5) 0 (0) 0 (0) 0 (0) 4 (5) • TRAEs are consistent with the MOA (e.g., chills, pyrexia) Blood creatinine increased 4 (5) 3 (4) 0 (0) 0 (0) 7 (10) Metabolism and nutrition disorders Decreased appetite 2 (3) 4 (5) 0 (0) 0 (0) 6 (8) Nervous system disorders Headache 3 (4) 1 (1) 0 (0) 0 (0) 4 (5) Respiratory, thoracic and mediastinal disorders Dyspnoea 2 (3) 4 (5) 0 (0) 0 (0) 6 (8) Pneumonitis 0 (0) 2 (3) 2 (3) 0 (0) 4 (5) 14 TRAE= treatment related adverse events; DLT= dose limiting toxicity; MOA= mode of action

mOS of 24.5 months after CAN-2409 treatment in NSCLC patients with an inadequate response to immune checkpoint inhibitors (cohort 1 and cohort 2) Cohort 1 + Cohort 2 (per protocol population) mOS 24.5 months n=46 Median f/u: 32.4 mos Per protocol population: patients who received complete treatment consisting of 2 courses of CAN-2409 + prodrug (valacyclovir) and had a week 12 assessment 15

mOS of 21.5 months after CAN-2409 treatment in NSCLC patients with progressive disease despite immune checkpoint inhibitor (cohort 2)

Cohort 2 (per protocol population): Patients with the greatest unmet medical needs



mOS 21.5 months
n=41
Median f/u: 32.4 mos
Survival probability
Time since Enrollment (months)
Number at risk
Strata
All
41 37 30 23 19 13 9 5 5 2 2 0



Enrolled (N=76)
Pre-treatment dropouts (N= 3)
Patients receiving at least 1 injection (N=73)
Mid-treatment dropouts (N=22)
Patients receiving at least 2 injections (N=51)
Incomplete treatment (n=5)
Per protocol population (N=46)
Cohort 1 (N=5)
Cohort 2 (N=41)

Per protocol population: patients who received complete treatment consisting of 2 courses of CAN-2409 + prodrug (valacyclovir) and had a week 12 assessment

Historical controls: mOS in PD-1 refractory population with SoC chemo is 9.8 – 11.8 mos[1,2]

CANDEL THERAPEUTICS

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[1] *Paz-Ares LG et al. J Clin Oncol 2024;42:2860-2872*
[2] *Ahn MJ et al. J Clin Onc 2024;43:260-272*

Large, growing lung mass with durable post-treatment tumor regression and long-term survival after CAN-2409 treatment (survival > 41 months, ongoing)

PA-003 (Cohort 1)

73-year-old male, Stage III non-squamous NSCLC diagnosed January 2020, PD-L1<1%
Initial therapy: pembro + carbo + pemetrexed February 2020
Maintenance: pembro + pemetrexed from June 2020 which continued on-trial
OS 41.7 mo. (ongoing as of LFV, November 2024)



CAN-2409 1ST injection
CAN-2409 2nd injection
PR by central read
Target sum (mm)
120
110
100
90
80
70
60
15-Jun-2020
15-Jun-2021
15-Jun-2022
15-Jun-2023



Baseline
Both injections
Right middle lobe
LA: 118.6 mm
Target lesion
Site of both injections



6 Months
LA: 85.8 mm
Target lesion
24 Months
LA: 76.5 mm
Target lesion

Schematics to show general lesion injection orientation; not to scale.

Legend
RECIST target lesions (red)
LN = lymph node; LA = long axis; SA = short axis; LFV= last follow up visit

CANDEL THERAPEUTICS 17

CAN-2409 induced long-term, systemic anti-tumor activity in progressive, metastatic NSCLC

Abscopal effect, *survival > 44 months* (ongoing) after CAN-2409 treatment

NY-007 (Cohort 2)

74-year-old male, Stage IV non-squamous NSCLC diagnosed February 2019, PD-L1 <1%

Initial therapy: cisplatin/etoposide treatment February – July 2019

Maintenance: nivolumab treatment beginning in September 2019, continued on-study

OS 44.4 mo. (ongoing as of LFV October 2024)



CAN-2409 1ST injection
CAN-2409 2nd injection
PR by central read
Target sum (mm)
0
10
20
30
40
22-Jan-2021
11-Jun-2021
29-Oct-2021
18-Mar-2022
5-Aug-2022

Baseline



Both injections
LN supraclavicular right
SA: 15.1 mm
LN subcarinal
SA: 15.6 mm
Target lesion
Site of both injections

6 Months



LN supraclavicular right
SA: 6.2 mm
LN subcarinal
SA: 8.9 mm
Target lesion

17 Months



LN supraclavicular right
SA: 8 mm
LN subcarinal
SA: 11.4 mm
Target lesion

Legend

RECIST target lesions (red)

LN = lymph node; LA = long axis; SA = short axis; LFV= last follow up visit

Schematics to show general lesion injection orientation; not to scale.

CANDEL THERAPEUTICS

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Local injection induced systemic anti-tumor activity Regression of uninjected lesions in ~two-thirds of patients presenting with multiple lesions Abscopal effect Abscopal effect >5% 31% 40% 69% 60% Across all injection sites o Systemic or abscopal effect (decrease of uninjected lesions) was measured in all evaluable patients with at least 1 uninjected lesion (n=35) o Decrease of at least 5% observed in at least one uninjected lesion 19

Long tail of survival: 37% of patients alive > 2 years after CAN-2409 administration in patients with progressive NSCLC at time of enrollment Cohort 2 (per protocol population) (1) Long tail of CAN-2409 survival Time post treatment N. Patients % survivors >24 months 15 37% >30 months 9 22% >36 months 5 12% >40 months 5 12% Median f/u: 32.4 mos >50 months 2 5% Enrichment of non-squamous NSCLC among long-term survivors in cohort 2: 14/15 of patients with OS > 24 months and 9/9 in patients with OS > 30 months had non-squamous NSCLC 20 (1) Percentages rounded to the nearest whole number.

Towards a precision medicine approach: Non-squamous (~70-75%) and squamous PD(L)-1 refractory NSCLC (~25-30%) are distinct disease subsets with a differential response to treatment

Survival by histology in TROPION-Lung01 study[1]



Median OS in months
20
15
10
5
0
14.6
12.3
7.6
9.4
Non-SQ
SQ
Dato DXd
Docetaxel

[1] *Ahn MJ et al. J Clin Onc 2024;43:260-272*

Non-SQ= non squamous, SQ = squamous, HR = Hazard Ratio (statistical measure used in survival analysis to compare the risk of an event (such as death) occurring between two groups over time)

Survival by histology in CAN-2409 treated patients



Median OS in months
20
15
10
5
0
16.7
7.2
HR 0.444; p=0.026
Non-SQ
SQ

Patients with progressive disease at enrollment (Cohort 2) who received at least one CAN-2409 injection

Median represented (Non-SQ=51; SQ=15)

21

Towards a precision medicine approach: Non-squamous NSCLC is characterized by differential immunological response to CAN-2409

Changes after 2nd CAN-2409 injection


Squamous
Non-squamous
Non-switched memory B cells PDL1+
CD1c+CD14+ DCs
CD8 T Naive
Non-switched memory B cells
CD4 T Effector Memory
-Log10(P value)
Difference of Mean Log2 Fold Change
2.5
2
1.5
1
0.5
0
-2
-1.5
-1
-0.5
0
0.5
1
1.5
2

Flow cytometry analysis. Non-squamous n=24 , Squamous = 3
$p < 0.05$ for cell populations above the red line

PD-L1 = Programmed death-ligand 1)
DC = dendritic cell

Patients with non-squamous histology exhibited more pronounced changes in T cells, B cells, and dendritic cells after CAN-2409 injection

CANDEL THERAPEUTICS

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mOS of 25.4 months after CAN-2409 treatment in non-squamous NSCLC patients with progressive disease despite ICI (per protocol in cohort 2) Cohort 2 (per protocol population, non-squamous NSCLC): Patients with the greatest unmet medical needs and histologic subset most likely to benefit from CAN-2409 mOS 25.4 months n=33 Median f/u: 41.2 mos Per protocol population: patients who received complete treatment consisting of 2 courses of CAN-2409 + prodrug (valacyclovir) and had a week 12 assessment. 23

mOS of 16.7 months after CAN-2409 in non-squamous NSCLC patients with progressive disease despite ICI (ITT* in cohort 2) Cohort 2 (intention to treat population*, non-squamous NSCLC) Historical controls: mOS in PD-1 refractory NSCLC with non-squamous disease 1,2 with SoC chemo is 9.8 – 11.8 mos mOS 16.7 months n= 53 Overall with SoC (n=304): 9.8 mos 1 EVOKE-01 Trial (Gilead) Non-SQ with SoC (n=224): 9.9 mos Paz Ares L, 2024 SQ with SoC (n=80): 9.2 mos Median f/u: 32.4 mos TROPION-LUNG01 Trial Overall with SoC (n=305): 11.8 mos 2 (AstraZeneca and Daiichi Sankyo) Non-SQ with SoC (n=232): 12.3 mos Ahn MJ, 2024 SQ with SoC (n=73): 9.4 mos 1 Paz-Ares LG et al. J Clin Oncol 2024;42:2860-2872 2 Ahn MJ et al. J Clin Onc 2024;43:260-272 *Exploratory analysis; experimental medicine phase 2a clinical trial is designed for per protocol analysis, not for ITT analysis 24 ITT = Intention-to-Treat

CAN-2409 Pancreatic Cancer Off-the-shelf therapy, individualized cancer response Enabling work underway (Protocol development, Scientific and Regulatory Advisory Boards, engagement with FDA) 25

CAN-2409: Pancreatic ductal adenocarcinoma opportunity Incidence of pancreatic ductal o Limited available treatment options for patients 1 adenocarcinoma in the US by risk level suffering from pancreatic cancer beyond resection when possible and chemotherapy o Borderline resectable disease: median overall survival <18 months (with neoadjuvant 2 chemoradiation and resection) LOCALLY RESECTABLE METASTATIC ADVANCED o Metastatic disease: median overall survival ~11 10K 30K+ 20K 3 months (with FOLFIRINOX) o Significant opportunity to improve clinical outcome by teaching the immune system how to recognize cancer cells o Pancreatic cancer therapy global market was estimated at $800M in 2022 and is expected to 4 grow to $3.5B by 2028 1 Park W et al. JAMA 2021;326:851–862 2 Versteijne E et al. J Clin Onc 2020; 38:1763-1773 3 Conroy T et al. NEJM 2011; 364:1817–1825 26 4 Source: EvaluatePharma, accessed May 2023

Overall survival in borderline resectable PDAC patients

Data as of 2/20/2025

PCN	Arm	Surgical result	pStage #	Date of last follow-up	OS mo (enrollment)	OS mo (diagnosis)	Alive (A) / Dead (D)
2022PIN	C	Unresected	IV	6/16/2020	10.6	17.2	D
2072PIN	C	Unresected	N/A*	11/13/2020	12.7	52.4	D
2092POS	C	Unresected	N/A*	7/23/2020	7.5	10.3	D
2052PLB	C	Resected	IIA	10/3/2020	12.3	16.9	D
2152PLB	C	Resected	IIB	9/25/2022	21.9	26.8	D
2112PLB	C	Resected	N/A*	2/10/2025	61.2+	65.5+	A
2102PLB	T	Unresected	IV	9/7/2020	9.0	13.7	D
2162PLB	T	Unresected	N/A*	6/9/2021	2.8	8.3	D
2042PIN	T	Unresected	IV	2/10/2025	66.0+	73.5+	A
2172PIN	T	Unresected	N/A*	1/14/2024	28.8	34.7	D
2082PLB	T	Resected	IA	2/12/2025	63.6+	68.8+	A
2182PLB	T	Resected	IB	8/20/2024	31.4	37.9	D
2192PIN	T	Resected	IA	2/13/2025	35.8+	41.3+	A

*Refer to slide with details on surgical status

pathologic tumor stage at resection

Time since enrollment



71.4%
OS rate at 24 mo
16.7%
OS rate at 24 mo
Test
mOS 31.4 mo
Control
mOS 12.5 mo
Survival probability
1.00
0.75
0.50
0.25
0.00
0
6
12
18
24
30
36
42
48
54
60
66
72
Time since Enrollment (months)

Censored = alive, still under follow-up

Arm: **C** = Control; **T** = Test (CAN-2409+prodrug)

27

CANDEL THERAPEUTICS

CAN-2409 increased post progression survival in pancreatic cancer

Data as of 2/20/2025

Patient	Survival post progression (months)
2162PLB	1.6
2102PLB	6.5
2182PLB	17.9
2192PIN	26.9+
2172PIN	21.2
2082PLB	56.3+
2042PIN	63.5+
Median	**21.2 mos**

Patient	Survival post progression (months)
2092POS	0
2072PIN	3.1
2052PLB	5.6
2022PIN	7.2
2152PLB	15.9
2112PLB	42.6+
Median	**6.4 mos**

Green =alive; Red= dead

Median survival post progression (months)



25
20
15
10
5
0
Time in months
21.2
6.4
Control
CAN-2409

Only one patient alive (in green) in the control arm, while 3 patients still alive in the CAN-2409 arm
Patient 2092POS died at the time of progressive disease diagnosis
Most patients in both arms received standard of care post progression salvage chemotherapy, mainly gemcitabine-based regimens or fluorouracil as palliative treatment

CANDEL THERAPEUTICS 28

CAN-2409 Prostate Cancer Preparatory activities underway for BLA submission and potential commercialization 29

Candel is addressing a potential $10B+ market with a clear unmet need

The potential prostate cancer opportunity for CAN-2409

Substantial U.S. Addressable Market Opportunity

Localized Prostate Incidence

- LOW **45K**
- INTERMEDIATE **75K**
- HIGH **30K**

Patients Currently Receiving Radiotherapy	**~55K (~50%)**
Illustrative Annual Pricing Range of Existing Prostate Approved Therapies	**~$150 – 250K**

~$8 – 14B
U.S. Addressable Market Opportunity

Clear Unmet Need for Patients



Sub-optimal SoC Options
Benefits of CAN-2409 in Localized Prostate
Patients' Recurrence
Future Cost Avoidance

Sub-optimal SoC Options:
- Long-term ADT associated with severe side effects

Patients' Recurrence:
- Recurrence in ~30% of patients post-radiotherapy, with ~50% high-risk patients
- Use of ADT or chemotherapy

Future Cost Avoidance:
- Costs of side effects related to ADT

ADT = Androgen Deprivation Therapy

Source: Globe Life Sciences (January 2021).

CANDEL THERAPEUTICS
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Phase 3 clinical trial of CAN-2409 in intermediate-to-high risk, localized prostate cancer: primary endpoint achieved • 745-patient randomized trial with treatment arm + placebo arm, focused on disease-free survival (DFS) primary Trial Design endpoint and multiple secondary endpoints • Statistically significant and clinically meaningful improvement in DFS for CAN-2409 plus radiation therapy vs. Primary radiation therapy alone Endpoint • Hazard ratio 0.7, p=0.0155 in the intent to treat (ITT) analysis; median follow up time of 50.3 months • Significant effect on prostate cancer-specific outcomes. Hazard ratio 0.62, p=0.0046 Secondary and • Significant increase in the proportion of patients achieving a prostate-specific antigen (PSA) nadir Supplemental of <0.2 ng/ml in the treatment arm compared to the placebo. 67.1% vs. 58.6%, p=0.0164 Endpoints • Central, blinded evaluation of post-treatment biopsies: pathological complete response rate of 80.4% in the CAN- 2409 treatment arm vs. 63.6% in the placebo control arm 2-yrs post-radiation (p=0.0015) • Compelling safety profile, with lower incidence of serious adverse events (SAEs) and treatment-related SAEs in Safety active arm vs. control (5.8% vs. 7.3% and 1.7% vs. 2.2%, respectively) 31

Target product profile for CAN-2409 in intermediate / high risk, localized prostate cancer

"Off-the-shelf" immunotherapy product designed to elicit a broad, potent immune response against solid tumors

Planned Indication	• Planned indication in newly diagnosed localized prostate cancer in patients with intermediate- to high-risk disease in conjunction with radiotherapy to prevent prostate cancer recurrence – NCCN[1] defined intermediate (at least one of: PSA 10 – 20ng/mL, Gleason score of 7, stage T2b/T2c) or patients with a single high-risk characteristic (one of: PSA >20ng/mL, Gleason score 8 – 10, stage T3a)
Administration	• Administered in combination with SoC external beam radiotherapy (EBRT) +/- short course of ADT (<6 months) • 3 courses of intraprostatic injections: 2mL total volume (2-6 weeks apart) – Each administration is performed in outpatient clinic (~20 minutes) – 14 days of valacyclovir orally following each injection course

CANDEL THERAPEUTICS

(1) National Comprehensive Cancer Network.

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CAN-2409 is delivered in a routine and well-tolerated procedure (1) Patient questionnaire substudy (n=32) Standard urologic injection procedure “How did you tolerate the study procedure as compared to Tolerability of study procedure a prostate biopsy?” compared to prostate biopsy • Routine outpatient procedure (15 Bladder min, outpatient setting) performed Transperineal by urologists or radiation oncologists Much harder to tolerate • Ultrasound guided injection Little harder to tolerate (transrectal or transperineal) to 4 Prostate sites of prostate, one apical and one basal in each lobe Same or better tolerated • A total volume of 2ml, 0.5ml in each 0 20 40 60 80 of 4 quadrants of the prostate using Transrectal a 10-22 G needle Much harder to tolerate Little harder to tolerate Same or better tolerated 0 20 40 60 80 100 Distribution analysis of fluorescently labeled adenoviral vector in freshly > 2000 intraprostatic injections in phase 2/3 studies resected prostate, demonstrating homogeneous distribution throughout the organ after 4 injections of virus (0.5ml) in each prostate quadrant. (40% transperineal; 56% transrectal; 4% not reported) 33 (1) Aguilar L. 28th Annual Prostate Cancer Foundation, Scientific Retreat, October 2021

Phase 3 clinical trial of CAN-2409 in patients with newly diagnosed, intermediate / high risk, localized prostate cancer

PIs: Dr. T. DeWeese (JHU) and Dr. P. Scardino (MSKCC)

NCT01436968

N=745
Fully enrolled
Newly diagnosed, intermediate / high risk, localized prostate cancer

2:1
Randomization

→ **CAN-2409 + Valacyclovir**
(3 injection courses + radiotherapy, with or without short course ADT)

→ **Placebo + Valacyclovir**
(3 injection courses + radiotherapy, with or without short course ADT)

Primary Endpoints

- Disease-free survival (time to cancer recurrence or death due to any cause)

Key secondary endpoints

- PSA freedom from biochemical failure[1]
- Prostate cancer specific outcomes[2]
- Overall survival[3]

- *Randomization stratified by NCCN[4] risk group and planned short course ADT*

Conducted under agreement with FDA under Special Protocol Assessment

1) Biochemical failure is defined using PSA nadir plus 2ng/ml definition.
2) Defined as time from date of randomization to prostate cancer recurrence or prostate cancer-related death.
3) Defined as time from date of randomization to date of death (all causes).
4) National Comprehensive Cancer Network.
PSA = Prostate-Specific Antigen; PI = Principal Investigator

CANDEL THERAPEUTICS

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Demographics/baseline characteristics of randomized patients Total ITT population (N=745) CAN-2409 + prodrug (N=496) Placebo + prodrug (N=249) (N=745) Median age (yrs) 69 68 69 Race, n(%) White/Caucasian 385 (77.6) 206 (82.7) 591 (79.3) Black/African American 93 (18.8) 28 (11.2) 121 (16.2) Asian 3 (0.6) 1 (0.4) 4 (0.5) Native Hawaiian or Pacific Islander 0 (0) 2 (0.8) 2 (0.3) American Indian or Alaskan Native 1 (0.2) 1 (0.4) 2 (0.3) Not reported 14 (2.8) 11 (4.4) 25 (3.4) Ethnicity, n(%) Hispanic or Latino 37 (7.5) 34 (13.7) 71 (9.5) Not Hispanic or Latino 377 (76.0) 175 (70.3) 552 (74.1) Not reported 82 (16.5) 40 (16.1) 122 (16.4) NCCN risk group, n(%) Intermediate 422 (85.1) 213 (85.5) 635 (85.2) High 74 (14.9) 36 (14.5) 110 (14.8) PSA ng/ml Median 6.815 6.500 6.700 Range 0.99 - 52.90 0.83 -63.30 0.83-63.30 Gleason score, n(%) < 7 19 (3.8) 5 (2.0) 24 (3.2) 7 417 (84.1) 217 (87.1) 634 (85.1) > 7 60 (12.1) 27 (10.8) 87 (11.7) ADT stratification, n(%) Planned ADT 244 (49.2) 122 (49.0) 366 (49.1) No planned ADT 252 (50.8) 127 (51.0) 379 (50.9) 35

CAN-2409 in combination with SoC radiation +/-ADT was generally well tolerated Treatment related AEs >5% in either arm Preferred term CAN-2409+prodrug Placebo+prodrug Total Chills, fever, flu-like symptoms were (1) (N=479) (N=232) (N=711 ) commonly mild to moderate and self limited Chills 160 (33.4) 20 (8.6) 180 (25.3) Influenza-like illness 146 (30.5) 32 (13.8) 178 (25.0) Incidence of treatment related SAEs lower on CAN-2409 Fever 120 (25.1) 9 (3.9) 129 (18.1) • 1.7% on CAN-2409 + SoC Fatigue 87 (18.2) 35 (15.1) 122 (17.2) • 2.2% on placebo + SoC Urinary frequency 58 (12.1) 34 (14.7) 92 (12.9) Incidence of SAEs lower on CAN-2409 Nausea 53 (11.1) 19 (8.2) 72 (10.1) arm • 5.8% on CAN-2409 + SoC Headache 45 (9.4) 12 (5.2) 57 (8.0) • 7.3% on placebo + SoC Diarrhoea 30 (6.3) 18 (7.8) 48 (6.8) Incidence of treatment discontinuation Malaise 28 (5.8) 5 (2.2) 33 (4.6) due to AEs lower on CAN-2409 arm Vomiting 26 (5.4) 3 (1.3) 29 (4.1) • 5.4% on CAN-2409 + SoC • 6.0% on placebo + SoC Urinary urgency 19 (4.0) 16 (6.9) 35 (4.9) Urinary tract pain 18 (3.8) 14 (6.0) 32 (4.5) 36 (1) Number of patients receiving at least one dose of CAN-2409.

CAN-2409 significantly improved DFS in newly diagnosed, intermediate / high-risk prostate cancer (ITT, N=745): 30% decrease in disease recurrence median follow-up 50.3 months (CI 45.37, 51.29) Hazard ratio (95% CI): 0.70 (0.52, 0.94) p=0.0155 37 Note: Disease-free survival (DFS) represents time to cancer recurrence or death due to any cause Disease-Free Survival Probability

CAN-2409 significantly improves prostate-specific outcomes (ITT, N=745): 38% risk reduction Hazard ratio (95% CI): 0.62 (0.44, 0.87) P=0.0046 38 (1) As per Globe Life Sciences (January 2021). Note: Disease-free survival (DFS) represents time to cancer recurrence or death due to any cause Disease-Free Survival Probability

CAN-2409: other key secondary endpoints • Significant increase in the proportion of patients achieving a prostate-specific antigen (PSA) nadir of <0.2 ng/ml in the treatment arm compared to the placebo • 67.1% vs. 58.6%, respectively (p=0.0164) • Only 2 deaths due to prostate cancer over 10+ years (one CAN-2409, one placebo) 1 • Consistent with expected prostate-specific survival during median follow-up < 6 years • 50 patients died due to other causes, unrelated to treatment 39 39 1 Hamdy FC et al. N Engl J Med 2023;388:1547-1558

CAN-2409 significantly improves the rate of pathological complete response in 2-year biopsies compared to the placebo control arm Pathological complete response was observed in 80.4% of the biopsies available at 2 years in the CAN-2409 arm compared to 63.6% in the placebo group CAN-2409 Placebo • 451 post-treatment biopsies centrally reviewed by at least 2 blinded 214 99 Total independent readers Negative 172 (80.4%) 63 (63.6%) • 313 post-treatment biopsies available for review for the 2-year histologic analysis Positive 42 (19.6%) 36 (36.4%) Difference between arms chi-square test p= 0.0015 Biopsies available at 22-26 months from end of radiation date 40

Positive biopsies ≥ 2 years after radiotherapy are predictive of metastases and cancer-related mortality after long-term follow up Meta-analysis showed that patients with a positive prostate biopsy ≥ 2 years after radiotherapy because of localized cancer had • 10-fold higher odds of developing biochemical failure (P < 0.00001) • 3-fold higher odds of developing distant metastasis (P < 0.00001) • 5-fold higher odds of dying from their prostate cancer (P < 0.00001) Risk of developing distant metastasis Risk of prostate cancer mortality Odds ratio Odds ratio M-H , Random , 95% CI Biopsy # Biopsy # M-H , Random , 95% CI 37 Ljung 1995 14 Kiesling 1980 107 Zelefsky 2008 161 Zelefsky 2008 246 585 Krauss 2015 Krauss 2015 14 145 Kass-Iliyya 2018| Kass-Illyya 2018 62 170 Zapatero 2019 Zapatero 2019 Total HR 5.07 [2.57, 10]* Total HR 3.12 [2.06, 4.73]* * Weighted risk across studies, represented Forrest plots for metastasis-free survival and cancer mortality 41 Singh S et al. Prostate Cancer Prostatic Dis 2021;24:612-622

Comprehensive commercial workstreams for CAN-2409 in prostate cancer 12-18 month commercial roadmap At launch Key Activities Strategic Goals • HCP / account engagement execution Go-To-Market Planned pre-launch • Speaker medical Ensure a seamless, data- education program activities driven commercialization • Monitor and address strategy to maximize • Onboard field-force barriers to access uptake at launch • KOL / patient advocacy • Track KPIs; optimize / omnichannel Activities commercial strategy Stakeholder engagement underway today Engagement • Core value dossier & Build early advocacy with budget impact model • Strategic roadmap KOLs, HCPs and patient organizations to drive for payer engagement and positioning awareness, education and • Coverage & formulary • Scientific adoption access publications and conferences Market Access • Pricing and reimbursement Secure broad and rapid (P&R) assessments payer coverage by demonstrating compelling clinical and economic value BLA submission is expected in Q4 2026 42 KOL = Key Opinion Leader; HCPs = Healthcare Providers; KPIs = Key Performance Indicators

Payor feedback indicates strong support for reimbursement for CAN-2409 Key Factors Driving Coverage Pivotal trial design meets standard – delivering on proposed level of efficacy in Disease-Free Survival (while further maintaining a strong U.S. Payor Feedback safety profile) will weigh heavily in CAN-2409’s favor in benefit-risk assessment Clinical Benefit • Concept positively received, with particular interest in One-off treatment, long-term cost savings associated with preventing CAN-2409’s potential to recurrence and reducing need for ADT resonate with payors Budget Impact / delay or avoid long-term Cost Savings ADT • Guided to potential Physician panels may particularly be supportive given well-defined unmet need; coverage meaningfully swayed by their feedback in the coverage for CAN-2409 if indication approved Physician Advocacy Potential for coverage and reimbursement if a strong NCCN recommendation is secured (along with FDA approval) NCCN Recommendation Source: Globe Life Sciences Market Access Study May 2023 43 ADT = Androgen Deprivation Therapy

Benchmarks for currently commercialized prostate cancer drugs support illustrative $150-250k annual pricing range $260k Annual Wholesale Acquisition Cost (WAC) for Prostate Cancer $229k $211k $195k Median: $193k $193k $173k $166k $157k $132k PSMA-targeted Cell-based Microtubule Novel Antiandrogens PARP Inhibitors Immunotherapy Inhibitor Radioligand / Source: Globe Life Sciences Market Access Study May 2023 Note: Prices assume continuous treatment on annual basis except Provenge and Plutovicto 44 which are one-time treatments

Payor mix and direct feedback support broad market access



Other
~5%
Traditional
Medicare
~35%
Commercial
~35%
Prostate
Cancer
Payors
Medicare
Advantage
~25%

Diversified payor mix

Payor Feedback

"… There are a couple of interesting things with this product that set it apart from medications we don't cover in oncology … the avoidance of ADT is great, it could almost be like a vaccine. Taken together, it all sounds really good …"

"… In the particular intermediate / high-risk group, I could see it filling the unmet need and being clinically advantageous …"

"… If the proposed level of efficacy on DFS is realized, then that would be great. This could over time become its own SoC …"

Payors see the value and current unmet need in localized prostate for CAN-2409

CANDEL THERAPEUTICS

Source: Globe Life Sciences Market Access Study May 2023

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Multiple milestones achieved over just last 3 months Product Indication Recent Milestones Achieved What’s Next ✓ Localized Prostate Cancer Phase 3 – Positive Data BLA submission by Q4 2026 (Dec. 2024) Phase 2a – Positive Biomarker ✓ CAN-2409 Non-Small Cell Lung Cancer (NSCLC) and Final Overall Survival Data (Mar. 2025) Enabling work for protocol development, in alignment with the FDA Phase 2a – Positive Final ✓ Pancreatic Ductal Adenocarcinoma (PDAC) Overall Survival Data (Feb. 2025) Biomarker and initial overall survival CAN-3110 Recurrent High-Grade Glioma (rHGG) phase 1b data in Q4 2025 (1) Current cash runway into Q1 2027 46 (1) Based on $102.7mm cash balance as of 12/31/2024.

Candel at a glance

CAN-2409: Off-the-shelf pan-solid tumor therapy, individualized anti-cancer immune response

- Positive phase 3 randomized, triple-blinded, placebo-controlled, clinical trial of CAN-2409 in intermediate-to-high-risk, localized prostate cancer
- Positive overall survival data from randomized phase 2a clinical trial of CAN-2409 in borderline resectable pancreatic ductal adenocarcinoma (PDAC)
- Proof of concept in NSCLC: mOS of 21.5 months in patients with progressive disease at baseline despite ICI (vs. published historical controls of mOS in PD-1 refractory population with SoC chemo of 9.8 – 11.8 mos), and evidence of systemic immune response
- Fast Track Designation in NSCLC, pancreatic cancer, and prostate cancer
- Orphan Drug Designation in pancreatic cancer
- "Pipeline in a product" strategy advancing multiple programs in several large indications
- BLA filing for CAN-2409 in prostate cancer expected in Q4 2026

CAN-3110: Oncolytic HSV-1 designed for tumor-specific replication

- Proof of concept in patients with recurrent high-grade glioma published in *Nature ("Clinical trial links oncolytic immunoactivation to survival in glioblastoma")*
- Fast Track Designation, Orphan Drug Designation
- Opportunity for creation of "pipeline in a product" by expansion into indications beyond brain cancers
- Upcoming catalyst:
  - Initial survival and immunological biomarker data expected in Q4 of 2025, evaluating repeat dosing regimen of CAN-3110

Corporate Highlights

- Experienced Executive Team and strong scientific support from high-profile Research Advisory Board
- Cash and cash equivalents of $102.7 million as of Dec 31, 2024; current expected runway into Q1 2027
- IP protection: CAN-2409 (2034, method of use); CAN-3110 (2036, composition of matter); potential 12 years regulatory exclusivity
- Low-cost manufacturing

CANDEL THERAPEUTICS

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